Exhibit 2.1
AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER (the “Agreement”), entered into as of May 17, 2024, by and among Laboratory Corporation of America Holdings, a Delaware corporation (the “Company”), Labcorp Holdings Inc., a Delaware corporation (“New Parent”) and a direct, wholly owned subsidiary of the Company, and Radiance Merger Sub Inc., a Delaware corporation (“Merger Sub”) and a direct, wholly owned subsidiary of New Parent. The Company, New Parent and Merger Sub are each referred to herein individually as a “Party” and collectively as the “Parties.”
RECITALS
WHEREAS, on the date hereof, the Company has the authority to issue 295,000,000 shares, consisting of: (i) 265,000,000 shares of Common Stock, par value $0.10 per share (the “Company Common Stock”), of which 84,293,628 shares were issued and outstanding as of April 29, 2024; and (ii) 30,000,000 shares of Preferred Stock, par value $0.10 per share (the “Company Preferred Stock”), of which no shares are issued and outstanding;
WHEREAS, as of the Effective Time (as defined below), New Parent will have the authority to issue 295,000,000 shares, consisting of: (i) 265,000,000 shares of Common Stock, par value $0.10 per share (the “New Parent Common Stock”); and (ii) 30,000,000 shares of Preferred Stock, par value $0.10 per share (the “New Parent Preferred Stock”);
WHEREAS, as of the date hereof, Merger Sub has the authority to issue 1,250 shares, consisting of: (i) 1,000 shares of common stock, par value $0.10 per share (the “Merger Sub Common Stock”), of which 1,000 shares are issued and outstanding on the date hereof and owned by New Parent; and (ii) 250 shares of preferred stock, par value $0.10 per share (“Merger Sub Preferred Stock”), of which no shares are issued and outstanding;
WHEREAS, as of the Effective Time, the designations, rights, powers and preferences, and the qualifications, limitations and restrictions of the New Parent Common Stock and New Parent Preferred Stock will be the same as those of the Company Common Stock and Company Preferred Stock, respectively;
WHEREAS, the Amended and Restated Certificate of Incorporation of New Parent (the “New Parent Charter”) and the By-laws of New Parent (the “New Parent By-laws”), which will be in effect from and after the Effective Time, contain provisions identical to the Amended and Restated Certificate of Incorporation of the Company (the “Company Charter”) and the Amended and Restated By-laws of the Company (the “Company By-laws”), in effect as of the date hereof and that will be in effect immediately prior to the Effective Time, respectively (other than as permitted by Section 251(g) of the General Corporation Law of the State of Delaware (the “DGCL”));

WHEREAS, New Parent and Merger Sub are newly formed corporations organized for the sole purpose of participating in the transactions herein contemplated and actions related thereto, own no assets (other than New Parent’s ownership of Merger Sub and nominal capital) and have taken no actions other than those necessary or advisable to organize the corporations and to effect the transactions herein contemplated and actions related thereto;
WHEREAS, the Company desires to reorganize into a holding company structure pursuant to Section 251(g) of the DGCL, under which New Parent would become a holding company, by the merger of Merger Sub with and into the Company, and with each share of Company Common Stock and Company Preferred Stock being converted in the Merger (as defined below) into a share of New Parent Common Stock and New Parent Preferred Stock, respectively;
WHEREAS, at the Effective Time, the Company and New Parent will enter or have entered into an Assignment and Assumption Agreement (as defined below), pursuant to which, among other things, the Company will, at the Effective Time, transfer to New Parent, and New Parent will assume, sponsorship of all of the Company’s Equity Plans and the Other Agreements (each as defined below) and all of the Company’s rights and obligations thereunder;
WHEREAS, the boards of directors of New Parent and the Company have approved and declared advisable this Agreement and the transactions contemplated hereby, including, without limitation, the Merger;
WHEREAS, the board of directors of Merger Sub has (i) approved and declared advisable this Agreement and the transactions contemplated hereby, including, without limitation, the Merger, (ii) resolved to submit the approval of the adoption of this Agreement and the transactions contemplated hereby, including, without limitation, the Merger, to its sole stockholder, and (iii) resolved to recommend to its sole stockholder that it approve the adoption of this Agreement and the transactions contemplated hereby, including, without limitation, the Merger; and
WHEREAS, for U.S. federal income tax purposes, the Parties intend that the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and this Agreement is intended to be and is adopted as a “plan of reorganization” for the Merger for purposes of Sections 354 and 361 of the Code.
NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Company, New Parent and Merger Sub hereby agree as follows:
1.THE MERGER. In accordance with Section 251(g) of the DGCL and subject to, and upon the terms and conditions of, this Agreement, Merger Sub shall be merged with and into the Company (the “Merger”), the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”). At the Effective Time, the effects of the Merger shall be as provided in this Agreement and in Section 259 of the DGCL.

2.EFFECTIVE TIME. As soon as practicable on or after the date hereof, the Surviving Corporation shall file a certificate of merger executed in accordance with the relevant provisions of the DGCL, (the “Certificate of Merger”) in the form attached hereto as Exhibit A with the Secretary of State of the State of Delaware (the “Secretary of State”) and shall make all other filings or recordings required under the DGCL to effectuate the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State or at such later date and time as the Parties shall agree and specify in the Certificate of Merger (the date and time the Merger becomes effective being referred to herein as the “Effective Time”).

3.SURVIVING CORPORATION CERTIFICATE OF INCORPORATION. From and after the Effective Time, the Company Charter shall be amended and restated in the Merger by filing the Certificate of Merger with the Secretary of the State, and as so amended and restated, shall be the certificate as set forth below, and as so amended, shall be the certificate of incorporation of the Surviving Corporation (the “Surviving Corporation Charter”) until thereafter amended as provided therein or by the DGCL.

4.SURVIVING CORPORATION BY-LAWS. From and after the Effective Time, the Company By-laws shall be amended and restated in the Merger in the form attached hereto as Exhibit B and, as so amended and restated, shall constitute the by-laws of the Surviving Corporation (the “Surviving Corporation By-laws”) until thereafter amended as provided therein or by applicable law.
5.DIRECTORS.

a.Surviving Corporation. The directors of Merger Sub in office immediately prior to the Effective Time shall be the directors of the Surviving Corporation upon the Effective Time and will continue to hold office from the Effective Time until the earlier of their resignation or removal or until their successors are duly elected or appointed and qualified in the manner provided in the Surviving Corporation Charter and Surviving Corporation By-laws, or as otherwise provided by law.
b.New Parent. Prior to the Effective Time, the Company, as sole stockholder of New Parent, and New Parent, shall take all action necessary to elect as directors of New Parent effective as of the Effective Time the persons who are the directors of the Company immediately prior to the Effective Time, each to hold office from the Effective Time until the earlier of their resignation or removal or until their successors are duly elected or appointed and qualified in the manner provided in the New Parent Charter and New Parent By-laws, or as otherwise provided by law.
6.OFFICERS.
a.Surviving Corporation. The officers of the Company in office immediately prior to the Effective Time shall be the officers of the Surviving Corporation and will continue to hold office from the Effective Time until the earlier of their resignation or removal or until their successors are duly elected or appointed and qualified in the manner provided in the Surviving Corporation Charter and Surviving Corporation By-laws, or as otherwise provided by law.
b.New Parent. The officers of New Parent in office immediately prior to the Effective Time shall be the officers of New Parent and will continue to hold office from the Effective Time until the earlier of their resignation or removal or until their successors are duly elected or appointed and qualified in the manner provided in the New Parent Charter and New Parent By-laws, or as otherwise provided by law.

7.ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either Merger Sub or the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of Merger Sub and the Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of

Merger Sub and the Company or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.
8.CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of New Parent, Merger Sub, the Company or any holder of any securities thereof:
a.Conversion of Company Common Stock and Company Preferred Stock. Each share of Company Common Stock and Company Preferred Stock (or fraction of any such share) issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share (or equal fraction of a share) of New Parent Common Stock and New Parent Preferred Stock, respectively.
b.Conversion of Company Stock Held as Treasury Stock. Each share of Company Common Stock, held in the Company’s treasury shall be converted into one validly issued, fully paid and nonassessable share (or equal fraction of a share) of New Parent Common Stock, to be held immediately after completion of the Merger in the treasury of New Parent.
c.Conversion of Merger Sub Common Stock. Each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.10 per share, of the Surviving Corporation.
d.Rights of Certificate Holders. Upon conversion thereof in accordance with this Section 8, all shares of Company Common Stock or Company Preferred Stock shall no longer be outstanding and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock or Company Preferred Stock shall cease to have any rights with respect to such shares of Company Common Stock or Company Preferred Stock, respectively, except, in all cases, as set forth in Section 9 herein. In addition, each outstanding book-entry that, immediately prior to the Effective Time, evidenced shares of Company Common Stock or Company Preferred Stock shall, from and after the Effective Time, be deemed and treated for all corporate purposes to evidence the ownership of the same number of shares of New Parent Common Stock or New Parent Preferred Stock, respectively.
9.CERTIFICATES. At and after the Effective Time until thereafter surrendered for transfer or exchange in the ordinary course, each outstanding certificate which immediately prior thereto represented shares of Company Common Stock or Company Preferred Stock shall be deemed for all purposes to evidence ownership of and to represent the shares of New Parent Common Stock or New Parent Preferred Stock, as applicable, into which the shares of Company Common Stock or Company Preferred Stock represented by such certificate have been converted as herein provided and shall be so registered on the books and records of New Parent and its transfer agent. At and after the Effective Time, the shares of New Parent Common Stock shall be uncertificated; provided, that, any shares of New Parent Common Stock that are represented by outstanding certificates of the Company pursuant to the immediately preceding sentence shall continue to be represented by certificates as provided therein and shall not be uncertificated unless and until a valid certificate representing such shares pursuant to the immediately preceding sentence is delivered to New Parent at its registered office in the State of Delaware, its principal place of business, or an officer or agent of New Parent having custody of books and records of New Parent, at which time such certificate shall be canceled and in lieu of the delivery of a certificate representing the applicable shares of New Parent Common Stock, New Parent shall (i) issue to such holder the applicable uncertificated shares of New Parent Common Stock by registering such shares in New Parent’s books and records as book-entry shares, upon which such shares shall thereafter be uncertificated and (ii) take all action necessary to provide such holder with evidence of the uncertificated book-entry shares, including any action necessary under applicable law in accordance therewith, including in accordance with Sections 151(f) and 202 of the DGCL. If any certificate that prior to the Effective Time represented shares of Company Common Stock or Company Preferred Stock shall have been lost, stolen or destroyed, then, upon the making of an affidavit of such fact by the person or entity claiming such certificate to be lost, stolen or destroyed and the providing of an indemnity by such person or entity to New Parent, in form and substance reasonably satisfactory to New Parent, against any claim that may be made against it with respect to such certificate, New Parent shall issue to such person or entity, in exchange for such lost, stolen or destroyed certificate, uncertificated shares representing the applicable shares of New Parent Common Stock or Company Preferred Stock in accordance with the procedures set forth in the preceding sentence.
10.ASSUMPTION OF EQUITY PLANS AND AWARDS AND OTHER AGREEMENTS. At the Effective Time, pursuant to this Agreement, New Parent and Company agree that they will execute, acknowledge and deliver an assignment and assumption agreement (the “Assignment and Assumption Agreement”), pursuant to which, effective as of the Effective Time, the Company will transfer to New Parent, and New Parent will (i) assume sponsorship of all of the Company’s Equity Plans (as defined below), along with all of the Company’s rights and obligations under the Equity Plans, and (ii) assume and agree to perform all obligations of the Company pursuant to each of the other agreements (the “Other Agreements”) listed on Exhibit C hereto.
At the Effective Time, pursuant to this Agreement and the Assignment and Assumption Agreement, the Company will transfer to New Parent, and New Parent will assume the Equity Plans and the Company’s rights and obligations under (i) each stock option to purchase a share of Company Common Stock (each, a “Stock Option”), (ii) each right to acquire or vest in a share of Company Common Stock pursuant to awards of restricted stock units (each, an “RSU”) and pursuant to awards of performance shares (each, a “Performance Share”), and (iii) each right to purchase a share of Company Common Stock under the 2016 Employee Stock Purchase Plan (each, an “ESPP Right”) (the Stock Options, RSUs, Performance Shares and ESPP Rights, collectively, the “Awards”) issued under the Equity Plans that is outstanding and unexercised, unvested and not yet paid immediately prior to the Effective Time, which Awards shall be converted into a Stock Option or ESPP Right or an RSU or a Performance Share pursuant to which the holder may acquire a share of New Parent Common Stock with the same rights and privileges relative to New Parent that such Stock Option, ESPP Right, RSU or Performance Share had relative to the Company immediately prior to the Effective Time on otherwise the same terms and conditions as were applicable immediately prior to the Effective Time, including, for Stock Options, at an exercise price per share equal to the exercise price per share for the applicable share of Company Common Stock and for ESPP Rights at a purchase price determined in accordance with the terms of the 2016 Employee Stock Purchase Plan. For purposes of this Agreement, “Equity Plans” shall mean, collectively, the 2016 Omnibus Incentive Plan and the 2016 Employee Stock Purchase Plan and any and all subplans, appendices or addendums thereto, and any and all agreements evidencing Awards.
11.NEW PARENT SHARES. Prior to the Effective Time, the Company and New Parent shall take any and all actions as are necessary to ensure that each share of New Parent Common Stock that is owned by the Company immediately prior to the Effective Time shall be cancelled and cease to be outstanding at the Effective Time, and no payment shall be made therefor, and the Company, by execution of this Agreement, agrees to forfeit such shares and relinquish any rights to such shares.
12.RESERVATION OF SHARES. At or prior to the Effective Time, New Parent will reserve sufficient authorized but unissued shares of New Parent Common Stock to provide for the issuance of New Parent Common Stock upon the exercise or satisfaction of rights and obligations under outstanding Awards under the Equity Plans.
13.NEW YORK STOCK EXCHANGE LISTING. Prior to the Effective Time, the New Parent Common Stock to be issued pursuant to the Merger shall have been approved for listing, upon official notice of issuance, by the New York Stock Exchange, to the extent such approval is required.
14.TAX OPINION. The board of directors of the Company has determined, based on the advice of Hogan Lovells US LLP, special tax counsel to the Company, that, the Merger, when effective, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, provided, that, the Company shall have received the opinion of Hogan Lovells US LLP dated the Effective Time to that effect, substantially in the form previously provided to the board of directors of the Company.
15.NO APPRAISAL RIGHTS. In accordance with the DGCL, no appraisal rights shall be available to any holder of shares of Company Common Stock in connection with the Merger.
16.TERMINATION. This Agreement may be terminated, and the Merger and the other transactions provided for herein may be abandoned, whether before or after the adoption of this Agreement by the mutual written consent of the Parties. In the event of termination of this Agreement, this Agreement shall forthwith become void and have no effect, and neither the Company, New Parent, Merger Sub nor their respective stockholders, directors or officers shall have any liability with respect to such termination or abandonment.
17.AMENDMENTS. At any time prior to the Effective Time, this Agreement may be supplemented, amended or modified, whether before or after the adoption of this Agreement by the mutual written consent of the Parties; provided, however, that, no amendment shall be effected subsequent to the adoption of this Agreement that by law requires further approval or authorization by the sole stockholder of Merger Sub or the stockholders of the Company without such further approval or authorization. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties hereto.
18.GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.
19.COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.
20.ENTIRE AGREEMENT. This Agreement, including the documents and instruments referred to herein, constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof.

21.SEVERABILITY. The provisions of this Agreement are severable, and in the event any provision hereof is determined to be invalid or unenforceable, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.
[Signature Page Follows]

IN WITNESS WHEREOF, the Company, New Parent and Merger Sub have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS
By: /s/ Sandra D. van der Vaart
Name:    Sandra D. van der Vaart
Title:    Executive Vice President, Chief Legal
Officer, Chief Compliance Officer, and Secretary

LABCORP HOLDINGS INC.
By:     /s/ Sandra D. Van der Vaart
Name:     Sandra D. van der Vaart
Title:     President and Secretary
RADIANCE MERGER SUB INC.
By:     /s/ Sandra D. van der Vaart
Name:     Sandra D. van der Vaart
Title:     President and Secretary

Exhibit A – Certificate of Merger

Certificate of Merger.
See attached.

CERTIFICATE OF MERGER
OF
RADIANCE MERGER SUB INC.
(a Delaware corporation)
WITH AND INTO
LABORATORY CORPORATION OF AMERICA HOLDINGS
(a Delaware corporation)
Pursuant to Section 251 of the General Corporation Law of the State of Delaware (the “DGCL”), the undersigned corporation does hereby certify the following information in connection with the merger (the “Merger”) of Radiance Merger Sub Inc., a Delaware corporation (“Merger Sub”), with and into Laboratory Corporation of America Holdings, a Delaware corporation (“Corporation”):
FIRST:     The name and state of incorporation of each of the constituent corporations in the Merger (the “Constituent Corporations”) are as follows:

Name	State of Incorporation
Radiance Merger Sub Inc.	Delaware
Laboratory Corporation of America Holdings	Delaware
SECOND:     The Agreement and Plan of Merger, dated as of May 17, 2024 (the “Merger Agreement”), by and among Labcorp Holdings Inc., a corporation organized under the laws of the State of Delaware, Merger Sub and the Corporation, which expressly provides for the Merger to be effected under Section 251(g) of the DGCL, has been approved, adopted, executed and acknowledged by each of the constituent corporations in accordance with Section 251 of the DGCL.
THIRD:     The Corporation shall be the surviving corporation in the Merger (the “Surviving Corporation”), and the name of the Surviving Corporation shall be Laboratory Corporation of America Holdings.
FOURTH:    The certificate of incorporation of the Corporation, as in effect immediately prior to the Merger, shall be amended and restated in its entirety to read as set forth on Exhibit A attached hereto and, as so amended, shall be the amended and restated certificate of incorporation of the Surviving Corporation until further amended in accordance with its terms and the provisions of the DGCL.
FIFTH:    The executed Merger Agreement is on file at an office of the Surviving Corporation at 531 South Spring Street, Burlington, North Carolina, 27215.
SIXTH:    A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any Constituent Corporation.
SEVENTH:    This Certificate of Merger shall become effective at 4:05 p.m., Eastern Time, on May 17, 2024.

IN WITNESS WHEREOF, the Surviving Corporation has caused this Certificate of Merger to be signed by an authorized officer, this 17th day of May, 2024.

LABORATORY CORPORATION OF AMERICA HOLDINGS

By:
Name: Sandra D. van der Vaart
Title: Executive Vice President, Chief Legal
Officer, Chief Compliance Officer and
Secretary

Exhibit A
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
LABORATORY CORPORATION OF AMERICA HOLDINGS
FIRST: The name of the Corporation is Laboratory Corporation of America Holdings (hereinafter the “Corporation”).
SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.
THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “GCL”).
FOURTH: The total number of shares of stock which the Corporation has authority to issue is one thousand two hundred fifty (1,250) shares of which one thousand (1,000) will be shares of Common Stock, each having a par value of $0.10, and two hundred fifty (250) will be shares of Preferred Stock, each having a par value of $0.10.
The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the GCL, including without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative at such rates, on such conditions, and at such times, and payable in preference to or in such relation to, the dividends payable on any other class or classes or to any other series); (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:
(1)    The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.
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(2)    The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.
(3)    The number of directors of the corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.
(4)    No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article Sixth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.
(5)    In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.
SIXTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.
SEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
EIGHTH: Any act or transaction by or involving the Corporation, other than the election or removal of directors of the Corporation, that requires for its adoption under the GCL or this Certificate of Incorporation the approval of the stockholders of the Corporation shall, in accordance with Section 251(g) of the GCL, require, in addition, the approval of the stockholders of Laboratory Holdings Inc. (or any successor thereto by merger), by the same vote as is required by the GCL and/or this Certificate.
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Exhibit B – Surviving Corporation By-Laws

Surviving Corporation By-Laws
See attached.

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AMENDED AND RESTATED BY-LAWS OF
LABORATORY CORPORATION OF AMERICA HOLDINGS
(hereinafter called the “Corporation”)
(as amended and restated as of May 17, 2024)
1.OFFICES
1.1    Registered Office
The initial registered office of the Corporation in the State of Delaware shall be at 251 Little Falls Drive in the City of Wilmington, County of New Castle, Delaware 19808. The name of the initial registered agent of the Corporation at such address is the Corporation Service Company.
1.2    Other Offices
The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or as may be necessary or useful in connection with the business of the Corporation.
2.    STOCKHOLDERS
2.1    Place of Meetings
All meetings of the stockholders shall be held at such place as may be fixed from time to time by the Board of Directors, the Chair or the President. Notwithstanding the foregoing, the Board of Directors may determine that the meeting shall not be held at any place, but may instead be held by means of remote communication.
2.2    Annual Meetings
Unless directors are elected by written consent in lieu of an annual meeting, the Corporation shall hold annual meetings of stockholders on such date and at such time as shall be designated from time to time by the Board of Directors, the Chair or the President, at which stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting. If a written consent electing directors is less than unanimous, such action by written consent may be in lieu of holding an annual meeting only if all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action.
2.3    Special Meetings
Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Board of Directors or by the record holders of at least a majority of the shares of stock of the Corporation issued and outstanding and entitled to vote thereof.
2.4    Notice of Meetings
Notice of any meeting of stockholders, stating the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be
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present in person and vote at such meeting, and (if it is a special meeting) the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting (except to the extent that such notice is waived or is not required as provided in the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”) or these By-Laws). Such notice shall be given in accordance with, and shall be deemed effective as set forth in, Sections 222 and 232 (or any successor section or sections) of the Delaware General Corporation Law.
2.5    Waivers of Notice
Whenever the giving of any notice is required by statute, the Certificate of Incorporation or these By-Laws, a written waiver thereof signed by the person or persons entitled to said notice, or a waiver thereof by electronic transmission by the person entitled to said notice, delivered to the Corporation, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice (1) of such meeting, except when the stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (2) (if it is a special meeting) of consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder objects to considering the matter at the beginning of the meeting.
2.6    Business at Special Meetings
Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice (except to the extent that such notice is waived or is not required as provided in the Delaware General Corporation Law or these By-Laws).
2.7    Quorum at Meetings
Stockholders may take action on a matter at a meeting only if a quorum exists with respect to that matter. Except as otherwise provided by statute or by the Certificate of Incorporation, the holders of a majority of the shares entitled to vote at the meeting, and who are present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. Where a separate vote by a class or series or classes or series is required, a majority of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. Once a share is represented for any purpose at a meeting (other than solely to object (1) to holding the meeting or transacting business at the meeting, or (2) (if it is a special meeting) to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice), it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.
2.8    Voting and Proxies
Unless otherwise provided in the Delaware General Corporation Law or in the Corporation’s Certificate of Incorporation, and subject to the other provisions of these By-Laws, each stockholder shall be entitled to one vote on each matter, in person or by proxy, for each share of the Corporation’s capital stock that has voting power and that is held by such stockholder. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed appointment of proxy shall be irrevocable if the appointment form states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. If authorized by the Board of Directors, and subject to such guidelines as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, participate in a meeting of stockholders
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and be deemed present in person and vote at such meeting whether such meeting is held at a designated place or solely by means of remote communication, provided that (1) the Corporation implements reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (2) the Corporation implements reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (3) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action is maintained by the Corporation.
2.9    Required Vote
When a quorum is present at any meeting of stockholders, all matters shall be determined, adopted and approved by the affirmative vote (which need not be by ballot) of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote with respect to the matter, unless the proposed action is one upon which, by express provision of statutes or of the Certificate of Incorporation, a different vote is specified and required, in which case such express provision shall govern and control with respect to that vote on that matter. If the Certificate of Incorporation provides for more or less than one vote for any share, on any matter, every reference in these By-Laws to a majority or other proportion of stock, voting stock or shares shall refer to a majority or other proportion of the votes of such stock, voting stock or shares. Where a separate vote by a class or classes is required, the affirmative vote of the holders of a majority of the shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class. Notwithstanding the foregoing, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.
2.10    Action Without a Meeting
Any action required or permitted to be taken at a stockholders’ meeting may be taken without a meeting, without prior notice and without a vote, if the action is taken by persons who would be entitled to vote at a meeting and who hold shares having voting power equal to not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and voted. The action must be evidenced by one or more written consents describing the action taken, signed by the stockholders entitled to take action without a meeting, and delivered to the Corporation in the manner prescribed by the Delaware General Corporation Law for inclusion in the minute book. No consent shall be effective to take the corporate action specified unless the number of consents required to take such action are delivered to the Corporation within 60 days of the delivery of the earliest-dated consent. An electronic transmission consenting to such action and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section 2.10. No consent given by electronic transmission shall be deemed to have been delivered until such consent is delivered to the Corporation in accordance with Section 228(d)(1) (or any successor section) of the Delaware General Corporation Law. Written notice of the action taken shall be given in accordance with the Delaware General Corporation Law to all stockholders who do not participate in taking the action who would have been entitled to notice if such action had been taken at a meeting having a record date on the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.
1.DIRECTORS
3.1    Powers
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The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things, subject to any limitation set forth in the Certificate of Incorporation or as otherwise may be provided in the Delaware General Corporation Law.
3.2    Number
The number of directors which shall constitute the whole Board of Directors shall not be fewer than one member nor more than nine and shall be that number of members that the Board of Directors or stockholders determines shall be serving on the Board of Directors from time to time.
3.3    Election of Directors; Qualification
Except as provided in Section 3.4 hereof, directors shall be elected at the annual meeting of stockholders, and may be elected at any special meeting of stockholders for such purpose or by written consent in lieu of meeting pursuant to Section 2.10. Each director elected shall hold office until such director’s successor is elected and qualified or until the director’s earlier death, resignation or removal. Directors need not be stockholders.
3.4    Vacancies
Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by the affirmative vote of a majority of the directors then in office, although fewer than a quorum, or by a sole remaining director. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by the affirmative vote of a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. Each director so chosen shall hold office until the next election of directors of the class to which such director was appointed, and until such director’s successor is elected and qualified, or until the director’s earlier death, resignation or removal. In the event that one or more directors resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office until the next election of directors, and until such director’s successor is elected and qualified, or until the director’s earlier death, resignation or removal.
3.5    Meetings
3.5.1    Regular Meetings
Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.
3.5.2    Special Meetings
Special meetings of the Board of Directors may be called by the Chair or President on one day’s notice to each director, either personally or by telephone, express delivery service (so that the scheduled delivery date of the notice is at least one day in advance of the meeting), facsimile transmission, electronic mail (effective when directed to an electronic mail address of the director), or other electronic transmission, as defined in Section 232(c) (or any successor section) of the Delaware General Corporation Law (effective when directed to the director), and on five days’ notice by mail (effective upon deposit of such notice in the mail). The notice need not describe the purpose of a special meeting.
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3.5.3    Telephone Meetings
Members of the Board of Directors may participate in a meeting of the Board of Directors by means of telephone conference, videoconference or other communications equipment by means of which all participating directors can hear each other. A director participating in a meeting by this means is deemed to be present in person at the meeting.
3.5.4    Action Without Meeting
Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board of Directors. The action must be evidenced by one or more consents in writing or by electronic transmission describing the action taken, signed by each director, and delivered to the Corporation for inclusion in the minute book.
3.5.5    Waiver of Notice of Meeting
A director may waive any notice required by statute, the Certificate of Incorporation or these By-Laws before or after the date and time stated in the notice. Except as set forth below, the waiver must be in writing, signed by the director entitled to the notice, or made by electronic transmission by the director entitled to the notice, and delivered to the Corporation for inclusion in the minute book. Notwithstanding the foregoing, a director’s attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.
3.6    Quorum and Vote at Meetings
At all meetings of the Board of Directors, a quorum of the Board of Directors consists of a majority of the total number of directors prescribed pursuant to Section 3.2 of these By-Laws. The vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these By-Laws.
3.7    Committees of Directors
The Board of Directors may designate one or more committees, each committee to consist of one or more directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present and not disqualified from voting, whether or not such member or members constitute a quorum, may, by unanimous vote, appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or adopting, amending or repealing any By-Law of the Corporation; and unless the resolution designating the committee, these By-Laws or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 (or any successor section) of the Delaware General Corporation Law. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.
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Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors, when required. Unless otherwise specified in the Board of Directors’ resolution appointing the committee, all provisions of the Delaware General Corporation Law and these By-Laws relating to meetings, action without meetings, notice (and waiver thereof), and quorum and voting requirements of the Board of Directors apply, as well, to such committees and their members. Unless otherwise provided in the Certificate of Incorporation, these By-Laws, or the resolution of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.
3.8    Compensation of Directors
The Board of Directors shall have the authority to fix the compensation of directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
2.OFFICERS
4.1    Positions
The officers of the Corporation shall be a President, a Secretary and a Treasurer, and such other officers as the Board of Directors (or an officer authorized by the Board of Directors) from time to time may appoint. Each such officer shall exercise such powers and perform such duties as shall be set forth below and such other powers and duties as from time to time may be specified by the Board of Directors or by any officer(s) authorized by the Board of Directors to prescribe the duties of such other officers. Any number of offices may be held by the same person. As set forth below, the President and any other officer authorized by the Board of Directors may execute contracts under the seal of the Corporation, if required, except where required or permitted by law to be otherwise executed and except where the execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.
4.2    President
The President shall be the chief executive officer of the Corporation and shall have full responsibility and authority for management of the operations of the Corporation, subject to the authority of the Board of Directors. The President may execute contracts, under the seal of the Corporation, if required, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.
4.3    Secretary
The Secretary shall have responsibility for preparation of minutes of meetings of the Board of Directors and of the stockholders and for authenticating records of the Corporation. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors. The Secretary or an Assistant Secretary may also attest all instruments signed by any other officer of the Corporation.
4.4    Assistant Secretary
The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there shall have been no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the Secretary.
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4.5    Treasurer
The Treasurer shall be the chief financial officer of the Corporation and shall have responsibility for the custody of the corporate funds and securities and shall see to it that full and accurate accounts of receipts and disbursements are kept in books belonging to the Corporation.
The Treasurer shall render to the President, and the Board of Directors, upon request, an account of all financial transactions and of the financial condition of the Corporation.
4.6    Assistant Treasurer
The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there shall have been no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, perform the duties and exercise the powers of the Treasurer.
4.7    Term of Office
The officers of the Corporation shall hold office until their successors are chosen and qualify or until their earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board of Directors.
4.8    Compensation
The compensation of officers of the Corporation shall be fixed by the Board of Directors or by any officer(s) authorized by the Board of Directors to prescribe the compensation of such other officers.
4.9    Fidelity Bonds
The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.
3.CAPITAL STOCK
5.1    Stock Certificates; Uncertificated Shares
The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate (representing the number of shares registered in certificate form) signed in the name of the Corporation by any two authorized officers of the Corporation. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar whose signature or facsimile signature appears on a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.
5.2 Stock Transfers
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Stock of the Corporation shall be transferable in the manner prescribed by law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation only by the holder of record thereof, by such person’s attorney lawfully constituted in writing and, in the case of certificated shares, upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred. To the extent designated by the president or the treasurer of the Corporation, the Corporation may recognize the transfer of fractional uncertificated shares, but shall not otherwise be required to recognize the transfer of fractional shares.
5.3 Transfer Agents and Registrars
The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.
5.4    Lost Certificates
The Board of Directors may direct a new certificate of stock to be issued in place of any certificate theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming that the certificate of stock has been lost, stolen or destroyed. When authorizing such issuance of a new certificate, the Board of Directors or any such officer may, as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to advertise the same in such manner as the Board of Directors or such officer shall require and/or to give the Corporation a bond or indemnity, in such sum or on such terms and conditions as the Board of Directors or such officer may direct, as indemnity against any claim that may be made against the Corporation on account of the certificate alleged to have been lost, stolen or destroyed or on account of the issuance of such new certificate or uncertificated shares.
5.5    Record Date
5.5.1    Actions by Stockholders
In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 days nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.
In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the Delaware General Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by Section 213(b) (or any successor section) of the Delaware General Corporation Law. If no record date has been fixed by the Board of Directors and prior action by the Board of
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Directors is required by the Delaware General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
5.5.2    Payments
In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
5.6    Stockholders of Record
The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to receive notifications, to vote as such owner, and to exercise all the rights and powers of an owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise may be provided by the Delaware General Corporation Law.
4.INDEMNIFICATION
6.1    Directors
The Corporation shall indemnify its directors and executive officers to the fullest extent not prohibited by the Delaware General Corporation Law or any other applicable law; provided, however, that the Corporation may limit the extent of such indemnification by individual contracts with its directors and executive officers; and, provided, further, that the Corporation shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against the Corporation or its directors, officers, employees or other agents unless (1) such indemnification is expressly required to be made by law, (2) the proceeding was authorized by the Board of Directors of the Corporation, (3) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the Delaware General Corporation Law or any other applicable law or (4) such indemnification is required under Section 6.5.
6.2    Officers, Employees and Other Agents
The Corporation shall have power to indemnify its officers, employees and other agents as set forth in the Delaware General Corporation Law or any other applicable law. The Board of Directors shall have the power to delegate the determination of whether indemnification shall be given to any such person to such officers or other persons as the Board of Directors shall determine.
6.3 Good Faith
For purposes of any determination under this Section 6.3, a director or executive officer shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, to have had no reasonable cause to believe that his or her conduct was unlawful, if his or her action is based on information, opinions, reports and statements, including financial statements and other financial data, in each case prepared
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or presented by: (1) one or more officers or employees of the Corporation whom the director or executive officer believed to be reliable and competent in the matters presented; (2) counsel, independent accountants or other persons as to matters which the director or executive officer believed to be within such person’s professional competence; and (3) with respect to a director, a committee of the Board of Directors upon which such director does not serve, as to matters within such committee’s designated authority, which committee the director believes to merit confidence; so long as, in each case, the director or executive officer acts without knowledge that would cause such reliance to be unwarranted.
The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal proceeding, that such person had reasonable cause to believe that his or her consent was unlawful.
The provisions of this Section 6.3 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth by the Delaware General Corporation Law.
6.4 Expenses
The Corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or executive officer in connection with such proceeding; provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by a director in his or her capacity as a director (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this section or otherwise.
Notwithstanding the foregoing, unless otherwise determined pursuant to this Section 6.4, no advance shall be made by the Corporation if a determination is reasonably and promptly made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to the proceeding or (2) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation.
6.5    Enforcement
Without the necessity of entering into an express contract, all rights to indemnification and advances to directors under this By-Law shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the Corporation and the director or executive officer. Any right to indemnification or advances granted by this By-Law to a director shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (1) the claim for indemnification or advances is denied, in whole or in part, or (2) no disposition of such claim is made within ninety 90 days of request therefor . To the extent permitted by law, the claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting the claim. In connection with any claim for indemnification, the Corporation shall be entitled to raise as a defense to any such action that the
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claimant has not met the standards of conduct that make it permissible under the Delaware General Corporation Law or any other applicable law for the Corporation to indemnify the claimant for the amount claim ed. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law or any other applicable law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. In any suit brought by a director or executive officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director is not entitled to be indemnified, or to such advancement of expenses, under this section or otherwise shall be on the Corporation.
6.6    Non-Exclusivity of Rights
The rights conferred on any person by this By-Law shall not be exclusive of any other right which such person may have or hereafter acquire under any applicable statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Delaware General Corporation Law, or by any other applicable law.
6.7    Survival of Rights
The rights conferred on any person by this By-Law shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
6.8    Insurance
To the fullest extent permitted by the Delaware General Corporation Law or any other applicable law, the Corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this section.
6.9    Amendments
Any repeal or modification of this section shall only be prospective and shall not affect the rights under this By-Law in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the Corporation.
6.10    Savings Clause
If this By-Law or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and executive officer to the fullest extent not prohibited by any applicable portion of this section that shall not have been invalidated, or by any other applicable law. If this section shall be invalidated due to the application of the indemnification provisions of another jurisdiction, then the Corporation shall indemnify each director to the full extent under any other applicable law.
6.11    Certain Definitions.
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For the purposes of these By-Laws, the following definitions shall apply:
6.11.1
The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.
6.11.2
The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.
6.11.3
The term the “Corporation” shall include, in addition to the resulting Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.
6.11.4
References to a “director,” “executive officer,” “officer,” “employee,” or “agent” of the Corporation shall include, without limitation, situations where such person is serving at the request of the Corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.
6.11.5
References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this section.
5.GENERAL PROVISIONS
7.1    Inspection of Books and Records
Any stockholder, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose, and to make copies or extracts from: (1) the Corporation’s stock ledger, a list of its stockholders, and its other books and records; and (2) other documents as required by law. A proper purpose shall mean a
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purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office or at its principal place of business.
7.2    Dividends
The Board of Directors may declare dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation and the laws of the State of Delaware.
7.3    Reserves
The directors of the Corporation may set apart, out of the funds of the Corporation available for dividends, a reserve or reserves for any proper purpose and may abolish any such reserve.
7.4    Execution of Instruments
All checks, drafts or other orders for the payment of money, and promissory notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
7.5    Fiscal Year
The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.
7.6    Seal
The corporate seal shall be in such form as the Board of Directors shall approve. The seal may be used by causing it or a facsimile
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Exhibit C – Other Agreements

Executive Employment Agreement, dated June 4, 2019, by and between Laboratory Corporation of America Holdings and Adam H. Schechter.

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